Exhibit 4.8

GTX, INC.

CONSENT, WAIVER AND AMENDMENT AGREEMENT

THIS CONSENT, WAIVER AND AMENDMENT AGREEMENT (the “Agreement”) is entered into as of August 4, 2014, by and among GTX, INC., a Delaware corporation (the “Company”), and the undersigned Holders.

RECITALS

WHEREAS, on August 7, 2003, the Company and J.R. Hyde, III entered into that certain Amended and Restated Registration Rights Agreement, as the same has been subsequently amended from time to time (as so amended, the “Hyde Rights Agreement”).

WHEREAS, the undersigned Holders (the “Consenting Holders”) acknowledge and understand that the Company expects to enter into an Amended and Restated Registration Rights Agreement, as the same may be amended from time to time (the “New Registration Rights Agreement”), with certain holders named therein (the “New Holders”), in connection with the entry into by the Company and the New Holders of a Securities Purchase Agreement (the “Purchase Agreement”), dated as of March 3, 2014, pursuant to which the Company issued an aggregate of 11,976,048 shares of Common Stock (the “Common Shares”) and warrants to purchase an aggregate of 10,179,642 shares of Common Stock (the “Warrants,” and the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). The Common Shares, together with the Warrant Shares, shall be referred to herein as the “Shares.”

WHEREAS, the Consenting Holders acknowledge and understanding that pursuant to the terms of the New Registration Rights Agreement, the Company is obligated to prepare and file one or more registration statements (the “Resale Registration Statements”) under the Securities Act of 1933, as amended (the “Securities Act”), registering the resale of the Shares by the New Holders, and that the Company will grant to the New Holders certain piggyback registration rights. As used in this Agreement, (i) the term “Shares” also includes any securities issued or issuable with respect to any of the Shares by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (ii) the term “Resale Registration Statements” includes (A) any registration statements filed by the Company under the Securities Act pursuant to the terms of the New Registration Rights Agreement and (B) any amendments or supplements to any of such registration statements or the prospectuses included therein.

WHEREAS, (i) pursuant to Section 8(d) of the Hyde Rights Agreement, the Holders have under certain circumstances the right to be notified if the Company shall determine to prepare and file a registration statement under the Securities Act and to include in such registration statement Registrable Securities held by such Holders (the “Piggyback Registration Rights”) and (ii) pursuant to Section 8(b) of the Hyde Rights Agreement, the prior written consent of the Holders may be required prior to the Company entering into the New Registration Rights Agreement.

WHEREAS, pursuant to Sections 8(d) and 8(g) of the Hyde Rights Agreement, the Company and the Consenting Holders (for and on behalf of all Holders) wish to amend the Hyde Rights Agreement as set forth below, and the Consenting Holders wish to (i) give their express written consent to the entering into of the New Registration Rights Agreement by the Company and (ii) waive the Piggyback Registration Rights in connection with the filings of the Resale Registration Statements and any offerings made pursuant thereto.

WHEREAS, the Consenting Holders are holders of at least a majority of the Registrable Securities held by all Holders and, together with the Company, have the right, pursuant to Section 8(g) of the Hyde Rights Agreement, to amend the Hyde Rights Agreement and to waive certain provisions thereof.

AGREEMENT

1.                                      ACKNOWLEDGEMENT.  The Company and each of the Consenting Holders agree and acknowledge that the sole Holders under the Hyde Rights Agreement as of the date hereof are J.R. Hyde, III and Pittco Associates, L.P.

2.                                      CONSENT.   Each of the Consenting Holders hereby provides, for itself and on behalf of all other Holders, its express written consent to the entering into by the Company of the New Registration Rights Agreement and to the consummation by the Company of the transactions contemplated thereby, including but not limited to the grant of registration rights to the New Holders and the filing of the Resale Registration Statements. The foregoing consent is irrevocable and shall be effective with respect to each Holder, as well as all affiliates, successors and assigns of each Holder.

3.                                      WAIVER.  Each of the Consenting Holders hereby waives, for itself and on behalf of all other Holders, (i) any and all Piggyback Registration Rights in connection with the filing of, and any offerings made pursuant to, the Resale Registration Statements and (ii) any rights to any notices with respect to the foregoing under the Hyde Rights Agreement. The foregoing waiver is irrevocable and shall be effective with respect to each Holder, as well as all affiliates, successors and assigns of each Holder.

4.                                      AMENDMENTS.

4.1                               Section 1 of the Hyde Rights Agreement is hereby amended to remove the definitions of “RRA Holder and “RRA Registration”.

4.2                               Section 1 of the Hyde Rights Agreement is hereby amended to amend and restate the definition of “New Registration Rights Agreement” thereunder to read in full as follows:

““New Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement, dated as of August 4, 2014, by and between the Company and the parties identified therein, as the same may be amended from time to time in accordance with the terms thereof.”

4.3                               Section 1 of the Hyde Rights Agreement is hereby amended to amend and restate the definition of “Special Registration Statement” thereunder to read in full as follows:

“Special Registration Statement” means (i) any registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 under the Securities Act, any registration statement related to the issuance or resale of securities issued in such a transaction, (iii) any registration statement related to stock issued upon conversion of debt securities, (iv) any registration statement effected pursuant to Section 2.1 of the New Registration Rights Agreement, and (v) the first registration statement on Form S-3 filed after March 6, 2014 by the Company with the Commission that registers solely a Company primary offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.”

4.4                               Section 8(c) of the Hyde Rights Agreement is hereby amended and restated to read in full as follows:

“(c)                            Piggyback on Holder Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement filed pursuant to a demand under this Agreement, and, unless the Company has obtained the written consent of the Holders of a majority of the then outstanding Registrable Securities as set forth in Section 8(b), the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders, unless the right so granted is subject in all respects to the prior rights in full of the Holders set forth herein, and is not otherwise in conflict with the provisions of this Agreement.”

4.5                               Section 8(d) of the Hyde Rights Agreement is hereby amended and restated to read in full as follows:

“(d)                           Piggy-Back Registrations.

                                                (i)                                     If, at any time when there is not an effective Registration Statement covering the Registrable Securities, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (“Other Securities”), other than on a Special Registration Statement, then the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within fifteen (15) days after receipt of such notice, any such Holder shall so request in writing (which request shall specify the number of Registrable Securities intended to be disposed of by the Holders), the Company will cause the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving written notice of its intention to register Other Securities on a registration statement other than on a Special Registration Statement and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of the Other Securities, the Company may, at its election, give written notice of such determination to such Holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 5 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 8(d) for the same period as the delay in registering the Other Securities. In the case of an underwritten public offering in connection with which the Holders and/or New Holders are seeking registration of Piggyback Registrable Securities pursuant to this Section 8(d) or pursuant to the New Registration Rights Agreement, as applicable, if the managing underwriter(s) or underwriter(s) of such offering should reasonably object to the inclusion of Piggyback Registrable Securities in such registration statement and underwriting, or if the Company after consultation with the managing underwriter should reasonably determine that the inclusion of such Piggyback Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer or none of the Piggyback Registrable Securities, then (x) the number of Piggyback Registrable Securities shall be reduced pro rata among the Holders and/or the New Holders seeking to register Piggyback Registrable Securities, or (y) none of the Piggyback Registrable Securities shall be included in such registration statement and underwriting, if the Company after consultation with the managing underwriter or underwriters recommends the inclusion of none of such Piggyback Registrable Securities; provided, however, that, in either case, if securities are being offered for the account of persons or entities other than the Holders or the New Holders as well as the Company, such reduction shall not represent a greater fraction of the number of Piggyback Registrable Securities intended to be offered by the Holders and/or the New Holders than the fraction of similar reductions imposed on such other persons or entities (other than the Company). For the avoidance of doubt, the provisions of this Section 8(d) shall not be applicable to any offerings made pursuant to any Special Registration Statements and no Holder shall have any rights hereunder to include any Registrable Securities in any offering made pursuant to any Special Registration Statement, including any offerings in the form of a take-down from any existing or any future Special Registration Statements.

                                                (ii)                                  Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 8(d) may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the holders holding at least sixty percent (60%) of the then outstanding Piggyback Registrable Securities; provided, however, that if any such waiver or amendment effected pursuant to this Section 8(d)(ii) materially and adversely affects the rights of the Holders and does not materially and adversely affect the rights of the New Holders in the same manner, then such waiver or amendment shall require the written consent of the Holders of a majority of the then outstanding Registrable Securities; provided further that if any such waiver or amendment effected pursuant to this Section 8(d)(ii) materially and adversely affects the rights of the New Holders and does not materially and adversely affect the rights of the Holders in the same manner, then such waiver or amendment shall require the written consent of the New Holders of a majority of the then outstanding New Registrable Securities.”

4.6                               Section 8(g) of the Hyde Rights Agreement is hereby amended and restated to read in full as follows:

“(g)                            Amendments and Waivers. Subject to the provisions of Section 8(d)(ii), the provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the then outstanding Registrable Securities.”

5.                                      MISCELLANEOUS.

5.1                               Defined Terms.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Hyde Rights Agreement.

5.2                               Full Power and Authority.  Each of the Consenting Holders represents and warrants to the Company that (i) the undersigned Holder has the full right, power and authority to execute and deliver this Agreement, and (ii) this Agreement has been duly executed and delivered by the undersigned Holder and constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except (A) as such enforcement is limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (B) for limitations imposed by general principles of equity.

5.3                               Effect of Agreement.  Except as modified by the terms of this Agreement, the terms and provisions of the Hyde Rights Agreement shall remain in full force and effect. Other than as stated in this Agreement, this Agreement shall not operate as a waiver of any condition or obligation imposed on the parties under the Hyde Rights Agreement.  In the event of any conflict, inconsistency, or incongruity between any provision of this Agreement and any provision of the Hyde Rights Agreement, the provisions of this Agreement shall govern and control.

5.4                               Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Tennessee as such laws are applied to agreements between Tennessee residents entered into and to be performed entirely within Tennessee.

5.5                               Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

5.6                               Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this CONSENT, WAIVER AND AMENDMENT AGREEMENT effective as of the date first above written.

GTX, INC.

By	/s/ Henry P. Doggrell	/s/ J.R. Hyde, III
	Henry P. Doggrell	J.R. HYDE, III
Vice President, Chief Legal Officer
and Secretary
PITTCO ASSOCIATES, L.P.

		By:	/s/ J.R. Hyde, III

		Name:	J.R. Hyde, III

		Title:	Chariman

SIGNATURE PAGE TO CONSENT, WAIVER AND AMENDMENT AGREEMENT